EXHIBIT 1
                                SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                        CRANDALL BUILDING SUITE 700
AMERICAN INSTITUTE OF                              10 WEST 100 SOUTH
   CERTIFIED PUBLIC ACCOUNTANTS                    SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                                TELEPHONE:  (801) 575-8297
   CERTIFIED PUBLIC ACCOUNTANTS                    FACSIMILE:   (801) 575-8306
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         October 22, 1996


SECPS Letter File
US Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC 20549


RE:      Essential Resources, Inc. - SEC File No. 33-55254


Ladies and Gentlemen:

We have read Item 4 of Amendment No. 1 to the Form 8-K for Essential Resources, Inc., dated October 1, 1996 and agree with the statements contained therein.

Very truly yours,

Smith & Company


By: /s/ ROGER B. KENNARD
    --------------------------
    Roger B. Kennard


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